RESTRICTED STOCK UNIT GRANT NOTICE AND AGREEMENT
Key Tronic Corporation (the “Company”), pursuant to its Amended and Restated 2010 Incentive Plan (as may be amended, restated or otherwise modified from time to time, the “Plan”), hereby grants to Holder the number of Restricted Stock Units set forth below, each Restricted Stock Unit being a notional unit representing the right to receive one share of Common Stock, subject to adjustment as provided in the Plan (the “Restricted Stock Units”). The Restricted Stock Units are subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice and Agreement (this “Award Agreement”), as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. To the extent that any provisions herein (or portion thereof) conflicts with any provision of the Plan, the Plan shall prevail and control. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:
Date of Grant:	September 3, 2024
Vesting Commencement Date:	September 3, 2024
Number of Time-Vested Restricted Stock Units:
Number of Performance-Vested Restricted Stock Units:
Vesting Schedule:
Time-Vested Restricted
Stock Units:    Except as provided below in connection with a Change in Control, and provided that Holder has not experienced a Termination of Service prior to the applicable vesting date, one-third (1/3rd) of the Time-Vested Restricted Stock Units (rounded down to the nearest whole share) will vest on each of the first three (3) anniversaries of the Vesting Commencement Date; provided, that with respect to the last such installment (which, for the avoidance of doubt, will occur on the date that is the third (3rd) anniversary of the Vesting Commencement Date), the Time-Vested Restricted Stock Units shall be 100% vested.

Performance-Vested
Restricted Stock Units:    Except as provided below in connection with a Change in Control, and provided that Holder has not experienced a Termination of Service prior to the applicable vesting date, one-third (1/3rd) of the Performance-Vested Restricted Stock Units (rounded down to the nearest whole share) will vest sixty (60) days after the completion of each of fiscal years 2025, 2026, and 2027, respectively, provided that the Committee has certified that EBITDA for the applicable fiscal year equals or exceeds $25,000,000 (the “Certification”); provided, that with respect to the last such installment, the Performance-Vested Restricted Stock Units shall be 100% vested. In the event that the Certification for the applicable fiscal year is completed after the sixtieth (60th) day after the completion of such fiscal year, the vesting date of the Performance-Vested Restricted Stock Units will be delayed until the date of the Certification, provided, that any new vesting date will be in the same fiscal year as the sixtieth (60th) day after the completion of the applicable fiscal year (i.e., the performance year). For the avoidance of doubt, any Performance-Vested Restricted Stock Units that have not vested as of the applicable vesting date of such Performance-Vested Restricted Stock Units shall automatically be forfeited for no consideration as of such date.
If a Change in Control occurs prior to Holder’s Termination of Service, and the then-unvested Restricted Stock Units granted hereunder are converted, assumed, substituted or replaced by a Successor Company in connection with such Change in Control pursuant to Section 14.3(a) of the Plan (“Assumed RSUs”), such Assumed RSUs will continue to vest at the same time that the underlying Restricted Stock Units would have vested pursuant to this Award Agreement, subject to Holder’s continuous service with the Successor Company through the applicable vesting date (except as otherwise provided below); provided, however, that if Holder experiences a Qualifying Termination during the twenty-four (24)-month period commencing on the date of such Change in Control, any Assumed RSUs that have not previously vested shall vest as of the date of such Qualifying Termination provided that Holder timely executes, delivers and does not revoke a general release of claims against the Company or any Related Company and each of their respective affiliates in a form reasonably satisfactory to the Company within sixty (60) days of such Qualifying Termination. For this purpose, the vesting date for Assumed RSUs attributable to Performance-Vested Restricted Stock Units shall be the last day of the applicable fiscal year of the
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Company, and the EBITDA performance condition for such fiscal year shall be deemed satisfied as of the date of such Change in Control.
If a Change in Control occurs and the then-unvested Restricted Stock Units are not converted, assumed, substituted or replaced by a Successor Company pursuant to Section 14.3(a) of the Plan or otherwise, provided that Holder has not experienced a Termination of Service prior to such Change in Control, any unvested Restricted Stock Units will vest as of the date on which such Change in Control occurs. For this purpose, the EBITDA performance conditions applicable to the Performance-Vested Restricted Stock Units shall be deemed satisfied as of the date of such Change in Control.
Definitions:    For purposes of this Award Agreement:
“EBITDA” means the EBITDA of the Company and its subsidiaries on a consolidated basis as determined by the Committee. The Company currently determines EBITDA as net income, calculated before (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization expense, (iv) gains or losses from the sale of capital assets, (v) gains arising from the write-up of assets, (vi) non-cash gains or losses arising from the write-down of assets, and (vii) any extraordinary gains. The Committee may modify from time to time the method of determining EBITDA for purposes of this Award Agreement.
“Good Reason” means “good reason” as defined in Holder’s employment agreement, offer letter or similar agreement with the Company (or with a Related Company).
“Qualifying Termination” means a Termination of Service that is due to the Company, a Related Company, or a Successor Company terminating Holder’s employment or service relationship without Cause, or Holder’s resignation for Good Reason.
Settlement:    Upon vesting of a Restricted Stock Unit, the Company shall settle each Restricted Stock Unit by delivering to Holder one share of Common Stock for each Restricted Stock Unit that vested as soon as practicable following each vesting date (the “Original Issuance Date”). The shares of Common Stock issued in respect of the Restricted Stock Units may be evidenced in such manner as the Committee shall determine. Notwithstanding the foregoing, if the Original Issuance Date does not occur (i) during an “open window
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period” applicable to Holder, (ii) on a date when Holder is permitted to sell shares of Common Stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Company’s theneffective policy on trading in Company securities (the “Policy”), or (iii) on a date when Holder is otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market, then such shares will not be delivered on such Original Issuance Date and will instead be delivered on the first business day of the next occurring “open window” period applicable to Holder pursuant to such Policy (regardless of whether Holder has experienced a Termination of Service at such time) or the next business day when Holder is not prohibited from selling shares of Common Stock on the open market, but in no event later than the later of (x) December 31st of the calendar year in which the Original Issuance Date occurs (that is, the last day of Holder’s taxable year in which the Original Issuance Date occurs), or (y) to the extent permitted by Treasury Regulation Section 1.409A-1(b)(4) without penalty, the last day of the applicable two and one-half (2½)-month period described in Treasury Regulation Section 1.409A-1(b)(4)(i)(A).
Termination:    Except as provided above in connection with a Change in Control, upon Holder’s Termination of Service for any reason, any unvested Restricted Stock Units shall automatically be forfeited for no consideration as of such date.
    In addition, in the event of Holder’s Termination of Service for Cause, any vested Restricted Stock Units which have not been settled as of the date of such Termination of Service shall automatically be forfeited for no consideration. If any facts that would constitute Cause are discovered after Holder’s Termination of Service for any reason (other than a Termination of Service for Cause), any vested Restricted Stock Units held by Holder at the time of such discovery shall automatically be forfeited for no consideration.
General Unsecured
Creditor:    Holder shall have only the rights of a general unsecured creditor of the Company until shares of Common Stock are issued in respect of the Restricted Stock Units.
Transfer Restrictions:    Holder shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock Units before they vest and are settled, and any attempt to sell, transfer, pledge, or otherwise
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encumber the Restricted Stock Units in violation of the foregoing shall be null and void.
No Rights as a Stockholder:    Neither the Restricted Stock Units nor this Award Agreement shall entitle Holder to any voting rights or other rights as a stockholder of the Company unless and until the shares of Common Stock in respect of the Restricted Stock Units have been issued in settlement thereof. Without limiting the generality of the foregoing, no dividends (whether in cash or shares of Common Stock) or dividend equivalents shall accrue or be paid with respect to any Restricted Stock Units.
Clawback Policy:    The Restricted Stock Units (and any compensation paid or shares issued in respect of the Restricted Stock Units) are subject to recoupment in accordance with the Company’s clawback policy, The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any other clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.
Additional Terms:    The Restricted Stock Units shall be subject to the following additional terms:
•Any certificates representing the shares of Common Stock delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.
•Holder shall be the record owner of the shares of Common Stock issued in respect of the Restricted Stock Units until or unless such shares of Common Stock are repurchased or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a stockholder with respect to the shares of Common Stock issued in respect of the Restricted Stock Units.
•On or before the issuance of shares of Common Stock in respect of the Restricted Stock Units, and at any other time as reasonably requested by the Company, Holder shall be required to satisfy applicable withholding tax obligations, if any, as
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provided in Section 12 of the Plan. On or before the time Holder receives delivery of the shares of Common Stock underlying the Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, Holder hereby agrees to make adequate provision in cash for any taxes that Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the Restricted Stock Units measured based on the Fair Market Value of such shares of Common Stock as of the trading day immediately preceding the day that such shares of Common Stock are vested. In satisfaction of any such tax withholding obligations, Holder may sell the portion of the shares of Common Stock to be delivered hereunder necessary to satisfy the tax withholding obligations either through a voluntary sale or through a mandatory sale arranged by the Company, provided Holder completes such election on a form prescribed by the Company (as well as any such other form, letter or instruction as the Company may reasonably require to effectuate such a sell-to-cover election).
•This Award Agreement does not confer upon Holder any right to continue as an employee or service provider of the Company or any Related Company.
•Holder understands that the Restricted Stock Units are intended to be exempt from Section 409A of the Code as a “short term deferral” to the greatest extent possible and the Restricted Stock Units will be administered and interpreted in accordance with such intent. In no event whatsoever shall the Company or any Related Company be liable for any additional tax, interest or penalties that may be imposed on Holder as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).
•This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Washington, without regard to the principles of conflicts of law thereof.
•Holder agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Stock Units (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its
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security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email or such other reasonable manner as then determined by the Company.
•This Award Agreement and the Plan constitute the entire understanding and agreement of the parties hereto and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements (whether oral or written and whether express or implied) between the Company and Holder relating to the subject matter of this Award Agreement. Without limiting the foregoing, to the extent Holder has entered into an employment or similar agreement with the Company or any Related Company, and the terms noted in such employment or similar agreement are inconsistent with or conflict with this Award Agreement, then the terms of this Award Agreement will supersede and be deemed to amend and modify the inconsistent or conflicting terms set forth in such employment or similar agreement.
*    *    *
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THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS UNDER THIS AWARD AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AWARD AGREEMENT AND THE PLAN.

KEY TRONIC CORPORATION By: Signature Title: Date:	HOLDER Signature Print Name: Date:

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KEY TRONIC CORPORATION

AMENDED AND RESTATED 2010 INCENTIVE PLAN

KEY TRONIC CORPORATION
2010 INCENTIVE PLAN
(As Amended and Restated Effective October 23, 2014)
SECTION 1. PURPOSE
The purpose of the Key Tronic Corporation 2010 Incentive Plan, as amended and restated, is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company's shareholders.
SECTION 2. DEFINITIONS
Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.
SECTION 3. ADMINISTRATION
3.1    Administration of the Plan
(a)    The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; an "outside director" within the meaning of Section 162(m) of the Code; or any successor provision thereto; and an “independent director” as defined under the applicable stock exchange listing standards.
(b)    Notwithstanding the foregoing, the Board may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to grants of Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 15 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act.
(c)    All references in the Plan to the "Committee" shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom authority has been delegated to administer the Plan.

3.2    Administration and Interpretation by Committee
(a)    Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules, regulations and subplans as it shall deem appropriate for the proper administration and operation of the Plan; (ix) delegate ministerial duties to such of the Company's employees as it so determines; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
(b)    In no event, however, shall the Committee have the right, without shareholder approval, to (i) lower the price of an Option after it is granted, except in connection with adjustments provided in Section 14.1; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an Option at a time when its strike price exceeds the Fair Market Value of the underlying stock, in exchange for cash or another option, restricted stock, or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.
(c)    The effect on the vesting of an Award of a Company-approved leave of absence or a Participant's reduction in hours of employment or service shall be determined by the Compensation Committee, whose determination shall be final.
(d)    Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.
SECTION 4. SHARES SUBJECT TO THE PLAN
4.1    Authorized Number of Shares
Subject to adjustment from time to time as provided in Section 14.1, a maximum of 2,200,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.
4.2    Share Usage
(a)    Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject to or paid with respect to an Award.
(b)    The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.
(c)    Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date that awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation or statutory share exchange is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.
SECTION 5. ELIGIBILITY
An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

SECTION 6. AWARDS
6.1    Form, Grant and Settlement of Awards
The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.
6.2    Evidence of Awards
Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.
6.3    Dividends and Distributions
Participants may, if the Committee so determines, be credited with dividends or dividend equivalents paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing: (a) the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A; (b) any dividends or dividend equivalents declared and paid on Restricted Stock must comply with or qualify for an exemption under Section; and (c) if any Award for which dividends or dividend equivalents have been granted has its vesting, payment or grant dependent on the achievement of one or more performance goals, then the dividends or dividend equivalents shall accrue and be paid only to the extent the Award becomes vested or payable.
SECTION 7. OPTIONS
7.1    Grant of Options
The Committee may grant Options, which shall be nonqualified stock options that are not intended to qualify as "incentive stock options" as that term is defined for purposes of Section 422 of the Code or any successor provision.
7.2     Option Exercise Price
Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date, except in the case of Substitute Awards. Notwithstanding the foregoing, the Committee may grant nonqualified stock options with an exercise price per share of less than the Fair Market Value of the Common Stock on the Grant Date if the Option meets all the requirements for Awards that are considered "deferred compensation" within the meaning of Section 409A.

7.3    Term of Options
Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.
7.4    Exercise of Options
(a)    The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.
(b)    To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.
7.5    Payment of Exercise Price
The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:
(a)    cash;
(b)    check or wire transfer;
(c)    having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;
(d)    tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;
(e)    so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or
(f)    such other consideration as the Committee may permit.

7.6    Effect of Termination of Service
(a)    The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.
(b)    If the exercise of the Option following a Participant's Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate the registration requirements under the Securities Act or similar requirements under the laws of any state or foreign jurisdiction, then the Option shall remain exercisable until the earlier of (i) the Option Expiration Date and (ii) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant's Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or other requirements.
SECTION 8. STOCK APPRECIATION RIGHTS
8.1    Grant of Stock Appreciation Rights
The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone ("freestanding"). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for such term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.
8.2    Payment of SAR Amount
Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.
8.3    Waiver of Restrictions
The Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 9. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS
9.1    Grant of Stock Awards, Restricted Stock and Stock Units
The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.
9.2    Vesting of Restricted Stock and Stock Units
Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, (a) the shares covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.
9.3    Waiver of Restrictions
The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.
SECTION 10. PERFORMANCE AWARDS
10.1    Performance Shares
The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
10.2    Performance Units
The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common

Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
SECTION 11. OTHER STOCK OR CASH-BASED AWARDS
Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.
SECTION 12. WITHHOLDING
The Company may require the Participant to pay to the Company or a Related Company, as applicable, the amount of (a) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award ("tax withholding obligations") and (b) any amounts due from the Participant to the Company or to any Related Company ("other obligations"). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.
The Committee may permit or require a Participant to satisfy all or part of the Participant's tax withholding obligations and other obligations by (a) paying cash to the Company or a Related Company, (b) having the Company or the Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or surrendered may not exceed the employer's minimum required tax withholding rate.
SECTION 13. ASSIGNABILITY
No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent that the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death. During a Participant's lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award without consideration subject to such terms and conditions as the Committee shall specify.

SECTION 14. ADJUSTMENTS
14.1    Adjustment of Shares
(a)    In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, statutory share exchange, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, or (iii) in the event of the declaration of a dividend payable in cash that has a material effect on the price of issued shares, then the Committee shall make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan; (B) the maximum numbers and kind of securities set forth in Section 15.3; and (C) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities. The determination by the Committee, as to the terms of any of the foregoing adjustments, shall be conclusive and binding.
(b)        The adjustments described in Section 14.1, if any, and any determinations or interpretations made by the Committee as to whether any adjustment shall be made, including any determination of whether a distribution is other than a normal cash dividend or is a cash dividend that will have a material effect on the price of issued shares, and the terms of any of the foregoing adjustments, shall be conclusive and binding.
(c)    Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 14.1 but shall be governed by Section 14.2 or Section 14.3, respectively.
14.2    Dissolution or Liquidation
To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.
14.3    Change in Control
Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:
(a)    All outstanding Awards, other than Performance Shares, Performance Units and other Awards that are subject to vesting based on the achievement of specified performance goals, shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction in which such Awards could be converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully and immediately vested and exercisable, and all applicable restrictions or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed, substituted for or replaced by the Successor Company. If and to the extent that the Successor Company converts, assumes, substitutes for or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.
(b)    For the purposes of Section 14.3(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if, following the Company Transaction, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(c)    All Performance Shares or Performance Units or other Awards that are subject to vesting based on the achievement of specified performance goals that are earned and outstanding as of the date the Change in Control is determined to have occurred and for which the payout level has been determined shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining outstanding Performance Shares or Performance Units or other Awards that are subject to vesting based on the achievement of specified performance goals (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Change in Control and shall be payable in full at the target level in accordance with the payout schedule pursuant to the instrument evidencing the Award.
(d)    Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide, in the event of a Change in Control that is a Company Transaction, that a Participant's outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(e)    For the avoidance of doubt, nothing in this Section 14.3 requires all outstanding Awards to be treated similarly.
14.4    Further Adjustment of Awards
Subject to Sections 14.2 and 14.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, statutory share exchange, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, statutory share exchange, reorganization, liquidation, dissolution or change of control that is the reason for such action.
14.5    No Limitations
The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
14.6    Fractional Shares
In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.
14.7    Section 409A
Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 14 to Awards that are considered "deferred compensation" within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 14 to Awards that are not considered "deferred compensation" subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.
SECTION 15. CODE SECTION 162(m) PROVISIONS
Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 15 is applicable to such Award.
15.1    Performance Criteria
(a)    If an Award is subject to this Section 15, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following "performance criteria" for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; revenue growth rate; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the "Performance Criteria").
(b)    Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.
(c)    The Committee may provide, at the time it establishes performance goals for any such Award, that any evaluation of performance shall include or exclude any one or more of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
15.2    Compensation Committee Certification; Adjustment of Awards
(a)    After the completion of each performance period, the Compensation Committee shall certify the extent to which any performance goal established under this Section 15 has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting, as applicable, of any Award subject to this Section 15.
(b)    Notwithstanding any provision of the Plan other than Section 14, with respect to any Award that is subject to this Section 15, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Covered Employee.
15.3    Limitations
Subject to adjustment from time to time as provided in Section 14.1, no Covered Employee may be granted Awards other than Performance Units or other cash-based awards subject to this Section 15 in the aggregate in any calendar year period with respect to more than the following: (a) 600,000 shares for Options or SARs; (b) 300,000 shares for Restricted Stock, Restricted Stock Units or Performance Shares; and (c) 300,000 shares for other stock-based Awards. The maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 15 granted to any Covered Employee in the aggregate in any one calendar year is $2,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 15 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
SECTION 16. RECOVERY OF COMPENSATION
Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall be subject to the applicable requirements of: (a) the Company’s incentive compensation recovery policy as it may be amended from time to time, (b) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (c) similar applicable requirements under the laws of any other jurisdiction, (d) any compensation recovery policies adopted by the Company to implement any such requirements, and (e) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.
SECTION 17. AMENDMENT AND TERMINATION
17.1    Amendment, Suspension or Termination
The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.
17.2    Term of the Plan
Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Restatement Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.
17.3    Consent of Participant
The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.
SECTION 18. GENERAL
18.1    No Individual Rights
No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without cause.
18.2    Issuance of Shares
(a)    Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.
(b)    The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.
(c)    As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.
(d)    To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
18.3    Indemnification
Each person who is or shall have been a member of the Board, the Compensation Committee or another committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf, unless such loss, cost, liability or expense is a result of such person's own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.
18.4    No Rights as a Shareholder
Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or Restricted Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.
18.5    Compliance with Laws and Regulations

The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant's employment or service are intended to mean the Participant's "separation from service," within the meaning of Section 409A(a)(2)(A)(i) of the Code. In addition, if the Participant is a "specified employee," within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant's "separation from service," within the meaning of Section 409A(a)(2)(A)(i) of the Code, shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant's death, the Participant's estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant's separation from service or the Participant's death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

18.6    Participants in Other Countries or Jurisdictions
Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.
18.7    No Trust or Fund
The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.
18.8    Successors
All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.
18.9    Severability
If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
18.10    Choice of Law and Venue
The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.
18.11    Legal Requirements
The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

APPENDIX A
DEFINITIONS
As used in the Plan,
"Acquired Entity" means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.
"Award" means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.
"Board" means the Board of Directors of the Company.
"Cause," unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means: (a) conviction of a felony or misdemeanor involving moral turpitude; (b) engaging in illegal business practices or other practices contrary to the written policies of the Company; (c) misappropriation of assets of the Company; (d) continual or repeated insobriety or drug use; (e) continual or repeated absence for reasons other than disability or sickness, (f) fraud; (g) embezzlement; or (h) violation of the Company's written conflict of interest policies, in each case as determined by the Committee, whose determination shall be conclusive and binding.
"Change in Control," unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:
(a)    an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) any acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction;
(b)    a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or
(c)    consummation of a Company Transaction.
"Code" means the Internal Revenue Code of 1986, as amended from time to time.
"Committee" has the meaning set forth in Section 3.1.
"Common Stock" means the common stock, no par value, of the Company.
"Company" means Key Tronic Corporation, a Washington corporation.
"Company Transaction," unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:
(a)    a merger or consolidation of the Company with or into any other company;
(b)    a statutory share exchange pursuant to which the Company's outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of all or substantially all of the Company's outstanding voting securities; or
(c)    a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company's assets, excluding, however, in each case, a transaction pursuant to which
(i)    the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;
(ii)    no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and
(iii)    individuals who were members of the Incumbent Board will, immediately after the consummation of the Company Transaction, constitute at least a majority of the members of the board of directors of the Successor Company.
Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.
"Compensation Committee" means the Compensation and Administration Committee of the Board or any duly authorized subcommittee thereof.
"Covered Employee" means a "covered employee" as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.
"Disability," unless otherwise defined by the Committee from time to time for purposes of the Plan, means a period of disability during which a Participant qualifies for benefits under the Company's then-current long-term disability plan or, in the case of a Participant who is not an employee of the Company, means a period of disability during which such Participant, if he or she were an employee of the Company, would qualify for benefits under the Company's then-current long-term disability plan.
"Eligible Person" means any person eligible to receive an Award as set forth in Section 5.
"Entity" means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.
"Fair Market Value" means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.
"Grant Date" means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.
"Incumbent Board" has the meaning set forth in the definition of "Change in Control."
"Option" means a right to purchase Common Stock granted under Section 7.
"Option Expiration Date" means the last day of the maximum term of an Option.
"Outstanding Company Common Stock" has the meaning set forth in the definition of "Change in Control."

"Outstanding Company Voting Securities" has the meaning set forth in the definition of "Change in Control."
"Parent Company" means a company or other entity that, as a result of a Company Transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries.
"Participant" means any Eligible Person to whom an Award is granted.
"Performance Award" means an Award of Performance Shares or Performance Units granted under Section 10.
"Performance Criteria" has the meaning set forth in Section 15.1.
"Performance Share" means an Award of units denominated in shares of Common Stock granted under Section 10.1.
"Performance Unit" means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 10.2.
"Plan" means the Key Tronic Corporation 2010 Incentive Plan (As Amended and Restated Effective ______, 2014).
"Related Company" means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.
"Restatement Effective Date" means the date the Plan as amended and restated is approved by shareholders entitled to vote at the 2014 annual meeting of shareholders of the Company (including any adjournments or postponements thereof).
"Restricted Stock" means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Committee.
"Restricted Stock Unit" means a Stock Unit subject to restrictions prescribed by the Committee.
"Retirement," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means "Retirement" as defined for purposes of the Plan by the Committee or, if not so defined, means Termination of Service on or after the later of (i) the date a Participant attains age 65 and (ii) the fifth anniversary of the date the Participant commenced employment or a service relationship with the Company.
"Section 409A" means Section 409A of the Code.
"Securities Act" means the Securities Act of 1933, as amended from time to time.
"Stock Appreciation Right" or "SAR" means a right granted under Section 8.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

"Stock Appreciation Right Expiration Date" means the last day of the maximum term of a Stock Appreciation Right.
"Stock Award" means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are not subject to restrictions prescribed by the Committee.
"Stock Unit" means an Award denominated in units of Common Stock granted under Section 9.
"Substitute Awards" means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.
"Successor Company" means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.
"Termination of Service" means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant's employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Company. A Participant's change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.
"Vesting Commencement Date" means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.